Exhibit 4.16

                                            CONFORMED COPY

                                   AMENDMENT dated as of March 7, 1997
                              (this "Amendment") to the Credit Agreement dated as of June 30, 1995 (as heretofore amended, the "Credit Agreement"), among PT FREEPORT INDONESIA COMPANY, a limited liability company organized under the laws of the Republic of Indonesia and also domesticated in Delaware ("FI"), FREEPORT-MCMORAN COPPER & GOLD INC., a Delaware corporation ("FCX"), the undersigned financial institutions (collectively, the "Banks"), FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, a national banking association, as trustee under the FI Trust Agreement (in such capacity, the "FI Trustee"), THE CHASE MANHATTAN BANK (formerly Chemical Bank), a New York banking corporation ("Chase"), as administrative agent for the Banks (in such capacity, the "Administrative Agent"), as security agent for the Banks (in such capacity, the "Security Agent") under the Bank Security Documents (as defined in the Credit Agreement) and as security agent for the Banks and RTZ-IIL (in such capacity, the "JAA Security Agent") under the JAA Fiduciary Transfer (as defined in the Credit Agreement) and the JAA Fiduciary Power (as defined in the Credit Agreement), and THE CHASE MANHATTAN BANK (as successor to the Chase Manhattan Bank (National Association)), as documentary agent for the Banks (in such capacity the "Documentary Agent"; the Administrative Agent, the Security Agent, the JAA Security Agent and the Documentary Agent being collectively referred to herein as the "Agents"). Capitalized terms used herein and not defined herein shall have the meanings given such terms in the Credit Agreement.

                         PT Nusamba Mineral Industri ("PTMI"), an
               Indonesian limited liability company and a special purpose subsidiary owned 99% by PT Nusantara Ampera Bakti ("PT Nusamba") and 1% by PT Mapindo Parama ("PTMP", and together with PT Nusamba, the "PTMI Shareholders"), proposes to acquire for an aggregate purchase price not to exceed
               $312 million approximately 51% of the capital stock of PT Indocopper Investama Corporation ("PTII") that is currently owned or controlled by PT Bakrie & Brothers ("PTBB") and PT Bakrie Investindo ("PTBI", and together with PTBB, the "Bakrie Group"). PTII in turn owns 9.36% of the capital stock of FI.

                         In conjunction with the acquisition, PTMI will
               finance (a) up to $256,000,000 of the purchase price and financing fees with the proceeds of a senior secured term loan facility (the "PTMI Facility") and (b) the remainder of such purchase in the amount of $61,780,000 through a combination of (i) a common equity contribution by the PTMI shareholders to PTMI and (ii) the issuance by PTMI of subordinated indebtedness to the PTMI shareholders in a principal amount not to exceed 50% of $61,780,000.

                         The PTMI Facility will be structured as a five-
               year term loan, with full recourse to FCX through a Put and Guaranty Agreement (the "Put Agreement"). FCX will also loan to PTMI (on a subordinated basis) such amounts as may be necessary to cover any differences between the interest payments due on the PTMI Facility and the dividends received by PTMI in connection with its ownership interest in PT Indocopper Investama Corporation (the "Interest Shortfall Loans"). The PTMI Facility will be secured by a first priority pledge of the PTII shares held by PTMI (the "Pledged PTII Shares"), a pledge of all the capital stock of PTMI (the "Pledged Borrower Shares") and a first priority security interest in a dividend reserve account to be established for the deposit of all dividends attributable to PTMI's indirect interest in FI. FCX also will have a second priority lien on the Pledged PTII Shares and on the Pledged Borrower Shares to secure any amounts advanced by FCX to pay principal or interest on the PTMI Facility. Under the Put Agreement, FCX will be obligated to purchase the Pledged PTII Shares, the Pledged Borrower Shares, or the interests of the lenders under the PTMI Facility under certain conditions for a purchase price equal to the aggregate amount of the outstanding principal, interest and other amounts then owed by PTMI in respect of the PTMI Facility.

                         Pursuant to the terms of the Credit Agreement,
               FCX's obligations under the Put Agreement would constitute a Guarantee of Debt of PTMI and would therefore count against the Borrowing Base. Moreover, FCX is limited by
               Section 5.2(l) in its ability to make a Guarantee on behalf of and/or loans to a Third Party. FCX and FI have requested that the Banks agree to amend the Credit Agreement in order to, among other things, modify the Borrowing Base determination and modify Section 5.2(l) to permit FCX to enter into and perform its obligations under the Put Agreement and to make the Interest Shortfall Loans; the Banks have advised FCX that they are willing to do so, on the terms and subject to the conditions hereinafter set forth.

                         Accordingly, FCX, FI, the FI Trustee, the Banks
               and the Agents agree as follows:

                         SECTION 1.  Amendments.  Effective as of the
               Effective Date, the Credit Agreement is hereby amended as follows:

                         (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms in the appropriate alphabetical order:

                              (i)  "Interest Shortfall Loans" means the
                         loans made by FCX to PTMI (on a subordinated basis) to cover any differences between the interest payments made on the PTMI Facility and the dividends received by PTMI in connection with its ownership interest in PT Indocopper Investama Corporation.

                              (ii) "Obligations Amount" means the price at which FCX will be obligated to purchase the Pledged PTII Shares and/or the Pledged Borrower Shares or the interest of the lenders under the PTMI Facility under the terms of the Put Agreement, which will be an amount equal to the aggregate amount of the outstanding principal, interest and other amounts then owed by PTMI under the PTMI Facility.

                              (iii)  "Pledged Borrower Shares" means all
                         the shares of capital stock of PTMI pledged by PT Nusantara Ampera Bakti and PT Mapindo Parama as security under the PTMI Facility, to the extent so pledged;

                              (iv)  "Pledged PTII Shares" means all shares
                         of the capital stock of PT Indocopper Investama Corporation, now or hereafter owned by PTMI, pledged by PTMI as security under the PTMI Facility, to the extent so pledged.

                              (v)  "PTMI" means PT Nusamba Mineral
                         Industri, an Indonesian limited liability company.

                              (vi)  "PTMI Facility" means the senior
                         secured term loan agreement among PTMI, Chase, as administrative agent, Union Bank of Switzerland, as managing agent, and the financial institutions named therein in an aggregate principal amount of up to $256,000,000, which facility will be full recourse to FCX through the Put Agreement, and any and all notes or other instruments and all security agreements, pledge agreements and other agreements executed in connection therewith.

                              (vii)  "Put Agreement" means the Put and
                         Guaranty Agreement among FCX and Chase, as security agent, pursuant to which Chase will be entitled to sell, for the Obligations Amount, to FCX all, but not a portion of, the Pledged PTII Shares, the Pledged Borrower Shares or all right, title and interest of the lenders in, to and under the PTMI Facility following the occurrence of an Event of Default (as defined in each of the Put Agreement and the PTMI Facility) and under certain other conditions specified in the Put Agreement.

                         (b) Section 2.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                              "SECTION 2.1.  Annual Determination of
                         Borrowing Base. As of the Fifth Amendment Closing Date, and until the next redetermination of the Borrowing Base, the Borrowing Base shall be $2,000,000,000. FI shall, on or prior to April 1 in each year commencing with 1996, furnish to each Bank a Borrowing Base Certificate dated as of April 1 of such year. Such Borrowing Base Certificate shall have attached thereto (A) a report on the operations, results and outlook for the FI Project prepared by FI and satisfactory to the Administrative Agent, (B) a schedule setting forth the projected ownership interest of FI and FCX in each of the Restricted Subsidiaries and FCX's projected ownership interest in FI (other than any interest attributable to the Pledged PTII Shares) and the projected cash flow associated with the FI Project and the assets of each of the Restricted Subsidiaries of FI (an update of such schedule shall also be required to be delivered to each Bank on or prior to each Borrowing Base redetermination) and, commencing with the Borrowing Base Certificate due April 1, 1997,
                         (C) FI's estimate of the market value of the Pledged PTII Shares and an explanation in reasonable detail of the manner in which such estimate was calculated, together with supporting information. On or prior to May 1 following the receipt by each Bank of such annual Borrowing Base Certificate, the Administrative Agent shall determine, based upon the information (including information as to projected cash flows) contained in such Borrowing Base Certificate and the reports and schedules attached thereto and on the Administrative Agent's Policies, a borrowing base calculation for FI (the "Borrowing Base") based on the projected future cash flow associated with the Base Production (as such term is defined in the Final FI Trust Agreement) and, after the RTZ Lender loan is repaid in full and so long as the Banks have a first priority security interest in the FIEC Interests under the Final FI Trust Agreement, the FIEC Interests and including, as an addition to the Borrowing Base, an amount equal to the lesser of (i) 50% of the market value of the Pledged PTII Shares (as determined by the Administrative Agent based on the information contained in the Borrowing Base Certificate and such other factors as the Administrative Agent shall deem relevant) and (ii) the Obligations Amount. The recommended Borrowing Base as determined by the Administrative Agent shall be promptly communicated to the Banks together with the list of the Nonrestricted Subsidiaries (if any) included in such calculation. The Banks shall promptly consider and approve or disapprove the recommended Borrowing Base in writing, and upon approval of such recommendations by the Required Banks by written notice to the Administrative Agent, such approved amount shall constitute the then effective Borrowing Base. In the event that the Administrative Agent's recommended Borrowing Base is not approved by the Required Banks, the Administrative Agent shall worrk with the Banks to agree upon a revised Borrowing Base acceptable to Banks sufficient to constitute the Required Banks. Such determination of the Borrowing Base by the Administrative Agent and such approval or nonapproval by the Required Banks of the effective Borrowing Base shall be based on their respective Policies. Each such determination (and each redetermination as provided for below) of the Borrowing Base shall remain in effect until the next succeeding calculation and approval of the Borrowing Base in the manner provided in this Article II.".

                         (c) Section 5.2(l) of the Credit Agreement is hereby amended by adding the following immediately after the last sentence:
                              "Notwithstanding anything in this
                         Section 5.2(l), FCX may enter into the Put
                         Agreement and may make the Interest Shortfall Loans, and FCX's obligations under the Put Agreement and the Interest Shortfall Loans will not be included in the calculation of the $150,000,000 annual limit provided for above.".

                         SECTION 2. Representations and Warranties. Each of FCX and FI represents and warrants as of the effective date of this Amendment to the Administrative Agent and to each of the Banks that:

                         (a) The representations and warranties set forth
                    in Article IV of the Credit Agreement and in the other Loan Documents are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

                         (b) As of the date hereof, no Default or Event of
                    Default has occurred and is continuing under the Credit Agreement.

                         SECTION 3. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof when the Agents shall have received counterparts of this Amendment that, when taken together, bear the signatures of each of FCX, FI and the Required Banks.

                         SECTION 4. Agreement. Except as specifically stated herein, the provisions of the Credit Agreement are and shall remain in full force and effect. As used in the Credit Agreement the terms "Agreement", "herein", "hereunder", "hereinafter", "hereto", "hereto" and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as amended hereby.

                         SECTION 5. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                         SECTION 6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

                         SECTION 7.  Expenses.  The Company agrees to
               reimburse the Agents for all out-of-pocket expenses incurred by it in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agents.

                         IN WITNESS WHEREOF, the parties hereto have caused
               this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

                                             PT FREEPORT INDONESIA
                                              COMPANY,

                                              by
                                                  /s/R. Foster Duncan

                                                 Name:  R. Foster Duncan
                                                 Title: Treasurer


                                             FREEPORT-MCMORAN COPPER & GOLD
                                             INC.,

                                              by

                                                  /s/R. Foster Duncan

                                                 Name:  R. Foster Duncan
                                                 Title: Vice President and

                                                        Treasurer


                                             FIRST TRUST OF NEW YORK,
                                             NATIONAL ASSOCIATION, as FI
                                             Trustee,

                                              by
                                                  /s/Ward A. Spooner

                                                 Name:  Ward A. Spooner
                                                 Title: Vice President



                                             THE CHASE MANHATTAN BANK,
                                             individually and as
                                             Administrative Agent, Security
                                             Agent, JAA Security Agent and
                                             Documentary Agent,

                                              by
                                                 /s/ James H. Ramage

                                                 Name: James H. Ramage
                                                 Title:  Vice President


                                             ABN AMRO BANK N.V., HOUSTON
                                             AGENCY,

                                              by


                                             ABN AMRO NORTH AMERICA, INC.,
                                             as Agent for ABN AMRO BANK
                                             N.V.,

                                              by
                                                  /s/H. Gene Shiels

                                                 Name:  H. Gene Shiels
                                                 Title:  Vice President

                                              by
                                                 /s/ David P. Orr

                                                 Name:  David P. Orr
                                                 Title:  Vice President


                                             ARAB BANKING CORPORATION
                                             (B.S.C.),

                                              by
                                                  /s/ Stephen A. Plauche

                                                 Name:  Stephen A. Plauche
                                                 Title:  Vice President


                                             AUSTRALIA AND NEW ZEALAND
                                             BANKING GROUP LIMITED, CAYMAN
                                             ISLANDS BRANCH,

                                              by
                                                  /s/ Kyle Loughlin

                                                 Name:   Kyle Loughlin
                                                 Title:  Vice President


                                             BANK AUSTRIA
                                             AKTIENGESELLSCHAFT,

                                              by
                                                  /s/J. Anthony Seay

                                                 Name:   J. Anthony Seay
                                                 Title:  Vice President

                                              by
                                                  /s/Mark Nolan

                                                 Name:   Mark Nolan
                                                 Title:  Assistant Vice
                                                         President


                                             BANK OF AMERICA ILLINOIS,

                                              by
                                                  /s/

                                                 Name:
                                                 Title:


                                             BANK OF MONTREAL,

                                              by
                                                  /s/Michael D. Peist

                                                 Name:   Michael D. Peist
                                                 Title:  Director


                                             THE BANK OF NOVA SCOTIA,

                                              by
                                                  /s/A. S. Norsworthy

                                                 Name:  A. S. Norsworthy
                                                 Title:  Sr. Team Leader-


                                             THE BANK OF TOKYO-MITSUBISHI,



                                             LTD. HOUSTON AGENCY,

                                                by
                                                 /s/ John W. McGhee

                                                 Name:   John W. McGhee
                                                 Title:  Vice President and
                                                          Manager


                                             BANQUE NATIONALE DE PARIS,

                                              by
                                                  /s/ John Stacy

                                                 Name:  John Stacy
                                                 Title:  Vice President


                                             BANQUE PARIBAS,

                                              by
                                                  /s/ Douglas R. Liftman

                                                 Name:   Douglas R. Liftman
                                                 Title:  Vice President

                                              by
                                                  /s/ Brian Malone

                                                 Name:   Brian Malone
                                                 Title:  Vice President


                                             BARCLAYS BANK PLC,

                                              by
                                                  /s/ Carol A. Cowan

                                                 Name:   Carol A. Cowan
                                                 Title:  Director


                                             CHRISTIANIA BANK OG
                                             KREDITKASSE,

                                              by
                                                  /s/ William S. Phillips

                                                 Name: William S. Phillips
                                                 Title:  Vice President

                                              by
                                                  /s/ Peter M. Dodge

                                                 Name:   Peter M. Dodge
                                                 Title:  First Vice
                                                          President


                                             DAI-ICHI KANGYO BANK, LTD.,

                                              by
                                                  /s/ Masayoshi Komaki

                                                 Name:   Masayoshi Komaki
                                                 Title:  Assistant Vice
                                                           President

                                             DEUTSCHE BANK, AG, SINGAPORE
                                             BRANCH,

                                              by
                                                  /s/ Raymond Lee

                                                 Name:   Raymond Lee
                                                 Title:  Head of Credit

                                              by
                                                 /s/ Norbert Wanninger

                                                 Name:   Dr. Norbert
                                                         Wanninger
                                                 Title:  General Manager


                                             DRESDNER BANK AG, NEW YORK
                                             BRANCH AND GRAND CAYMAN
                                             BRANCH,

                                              by

                                                 Name:
                                                 Title:

                                              by

                                                 Name:
                                                 Title:


                                             THE FIRST NATIONAL BANK OF
                                             CHICAGO,

                                              by
                                                  /s/ George R. Schanz

                                                 Name:   George R. Schanz
                                                 Title:  Vice President


                                             FIRST NATIONAL BANK OF
                                             COMMERCE,

                                              by
                                                  /s/ Joshua C. Cummings

                                                 Name:  Joshua C. Cummings
                                                 Title:  Relationship
                                                         Manager


                                             THE FUJI BANK, LIMITED,
                                             HOUSTON AGENCY,

                                              by
                                                  /s/ David Kelly

                                                 Name:   David Kelly
                                                 Title:  Senior Vice
                                                          President

                                             HIBERNIA NATIONAL BANK,

                                              by
                                                  /s/ Steven Nance

                                                 Name:   Steven Nance
                                                 Title:  Banking Officer


                                             THE INDUSTRIAL BANK OF JAPAN,
                                             LIMITED NEW YORK BRANCH,

                                              by
                                                  /s/ Kazutoshi Kuwahara

                                                 Name:   Kazutoshi Kuwahara
                                                 Title:  Executive Vice
                                                           President


                                             THE LONG-TERM CREDIT BANK OF
                                             JAPAN, LIMITED,

                                              by
                                                  /s/ Satoru Otsubo

                                                 Name:   Satoru Otsubo
                                                 Title:  Joint General
                                                           Manager


                                             THE MITSUI TRUST AND BANKING
                                             COMPANY, LIMITED,

                                              by
                                                  /s/ Margaret Holloway

                                                 Name:   Margaret Holloway
                                                 Title:  Vice President &
                                                              Manager


                                             MORGAN GUARANTY TRUST COMPANY
                                             OF NEW YORK,

                                              by

                                                 Name:
                                                 Title:

                                             NATIONAL WESTMINSTER BANK PLC,

                                              by
                                                 /s/ Ian M. Plester

                                                 Name:   Ian M. Plester
                                                 Title:  Vice President


                                             NATIONAL WESTMINSTER BANK PLC
                                             (NASSAU BRANCH),

                                              by
                                                  /s/ Ian M. Plester

                                                 Name:   Ian M. Plester
                                                 Title:  Vice President


                                             THE NORINCHUKIN BANK, NEW YORK
                                             BRANCH,

                                              by

                                                 Name:
                                                 Title:


                                             PT BANK NEGARA INDONESIA
                                             (PERSERO),

                                              by
                                                  /s/ Mohamed El-Shazly

                                                 Name:   Mohamed E. Shazly
                                                 Title:  Deputy General
                                                           Manager


                                             P.T. BANK RAKYAT INDONESIA
                                             (PERSERO),

                                              by
                                                  /s/Kemas M. Arief

                                                 Name:  Kemas M. Arief
                                                 Title:  General Manager

                                              by
                                                  /s/David W. Opdyke

                                                 Name:  David W. Opdyke
                                                 Title:  Deputy General
                                                           Manager


                                             REPUBLIC NATIONAL BANK OF
                                             NEW YORK,

                                              by
                                                  /s/ Richard J. Ward

                                                 Name:  Richard J. Ward
                                                 Title:  Vice President

                                             THE ROYAL BANK OF SCOTLAND
                                             PLC,
                                              by
                                                  /s/Russell M. Gibson

                                                 Name:   Russell M. Gibson
                                                 Title:  Vice President &
                                                           Deputy Manager

                                             THE SAKURA BANK, LIMITED,
                                             HOUSTON AGENCY,

                                              by
                                                  /s/Yasumasa Kikuchi

                                                 Name:  Yasumasa Kikuchi
                                                 Title:  Senior Vice
                                                          President


                                             THE SANWA BANK LIMITED, DALLAS
                                             AGENCY,

                                              by
                                                  /s/L. J. Perenyi

                                                 Name:   L. J. Perenyi
                                                 Title:  Vice President


                                             SOCIETE GENERALE, SOUTHWEST
                                             AGENCY,

                                              by
                                                 /s/Elizabeth W. Hunter

                                                 Name:   Elizabeth W. Hunter
                                                 Title:  Vice President


                                             THE SUMITOMO BANK, LIMITED,
                                             HOUSTON AGENCY,

                                              by
                                                  /s/Harumitsu Seki

                                                 Name:  Harumitsu Seki
                                                 Title:  General Manager


                                             THE TOKAI BANK, LIMITED,

                                              by

                                                 Name:
                                                 Title:


                                             UNION BANK OF SWITZERLAND,
                                             HOUSTON AGENCY,

                                              by
                                                 /s/Dan O. Boyle

                                                 Name:   Dan O. Boyle
                                                 Title:  Managing Director
                                              by
                                                  /s/J. Finley Biggerstaff
                                                 Name:  J. Finley Biggerstaff
                                                 Title:  Assistant Vice
                                                           President


                                             WESTDEUTSCHE LANDESBANK
                                             GIROZENTRALE,
                                              by
                                                  /s/Alan S. Bookspan
                                                 Name:  Alan S. Bookspan
                                                 Title:  Vice President


                                              by
                                                  /s/Thomas Lee

                                                 Name:   Thomas Lee
                                                 Title:  Associate


                                             YASUDA TRUST AND BANKING
                                             COMPANY,

                                              by
                                                  /s/Price I. Chenault

                                                 Name:  Price I. Chenault
                                                 Title: First Vice
                                                         President